Exhibit 10.5.1

AMENDMENT NO. 1

TO

GRAFTECH INTERNATIONAL LTD. INCENTIVE COMPENSATION PLAN

WHEREAS, the GrafTech International Ltd. Incentive Compensation Plan (the “Plan”) was adopted, effective January 1, 2003; and

WHEREAS, GrafTech International Ltd. wishes to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2005, as follows:

1. Each reference in the Plan to “UCAR Carbon” is replaced with a reference to “GrafTech”.

2. The second sentence of Section 2.9 of the Plan is amended by inserting the following immediately after the phrase “but are not limited to,”:

“gross neglect or willful and continuing refusal by the Participant to substantially perform his or her duties or responsibilities for or owed to the Company,”

3. Section 2.13 of the Plan is amended to read in its entirety as follows:

““Line of Business” or “LOB” shall mean any of the Company’s business segments or designated business units.”

4. The second sentence of Section 6.1 of the Plan is amended by inserting the following immediately after the phrase “after authorization”:

“(and in any event, during the calendar year in which such Awards are authorized)”

5. Section 6.2 of the Plan is amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, any terms and conditions of any deferral of payment of an Award shall be in writing and comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”).”

6. Article VII of the Plan, Termination of Employment, is amended to read in its entirety as follows:

“Notwithstanding any other provision of the Plan to the contrary, if, prior to the date the Award is payable, a Participant’s employment with the Company is terminated voluntarily or is terminated involuntarily due to Detrimental Conduct, then such Participant shall not be entitled to any Award for the applicable Plan Year. In the event of mandatory retirement, death, or disability, whether long-term or short-term, a Participant who is on the payroll as an active employee as of the last day of a Plan Year shall be eligible to receive an Award for such Plan Year.”

7. Article VIII of the Plan is amended by adding the following phrase at the end of the third sentence thereof, immediately prior to the period:

“at the same time the Award would otherwise be paid to the Participant”

8. Section 9.5 of the Plan is amended by adding the following sentence at the end thereof:

“The Plan is intended to comply with Section 409A and any ambiguities should be interpreted in such a way as to comply with Section 409A.”

Approved on behalf of GRAFTECH INTERNATIONAL LTD. and its Subsidiaries

By:
Name:
Title:
Date:

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